Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 03 September 2013, with respect to the consolidated financial statements of Kofax plc included in the Registration Statement (Form F-1) and related Prospectus of Kofax Limited dated 03 October 2013.

/s/ Ernst & Young LLP

Reading, United Kingdom

03 October 2013

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 03 September 2013, in the Registration Statement (Form F-1) and related Prospectus of Kofax Limited dated 03 October 2013.

/s/ Ernst & Young LLP

Reading, United Kingdom

03 October 2013